UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2021

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and
former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZZ	*
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* Hertz Global Holdings, Inc.’s common stock trades on the over-the-counter market under the symbol HTZZ.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Adoption of 2021 Omnibus Incentive Plan

On November 2, 2021, the board of directors (the “Board”) of Hertz Global Holdings, Inc. (the “Company”) approved the Hertz Global Holdings, Inc. 2021 Omnibus Incentive Plan (the “Plan”). The following is a brief summary of the material terms of the Plan.

Purpose. The general purpose of the Plan is to foster and promote the long-term financial success of the Company and its subsidiaries. The Plan is also intended to satisfy the requirement to adopt the Management Incentive Equity Plan, as provided in the Second Modified Third Amended Joint Chapter 11 Plan of Reorganization of the Hertz Corporation and its Debtor Affiliates, which became effective on June 30, 2021 (the “Plan of Reorganization”).

Types of Awards. The Plan provides for the award of options, stock appreciation rights, performance stock, performance stock units, performance units, restricted stock, restricted stock units, share awards and deferred stock units to eligible recipients. The grant date of any award granted under the Plan will be the date such award is awarded by the Committee (as defined below) or a future date determined by the Committee.

Administration. The Plan is administered by the Compensation Committee of the Board or such other committee to which it has delegated power (as applicable, the “Committee”). The Committee has authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan, shall, to the greatest extent permitted by law, be within its sole and absolute discretion and shall be final, binding and conclusive for all purposes. Subject to the requirements of applicable law and any applicable stock exchange listing requirements, the Board may take any actions that may be taken by the Committee.

Shares Subject to the Plan. In accordance with the Plan of Reorganization, the Company is initially authorized to issue up to 62,250,055 shares of Common Stock pursuant to awards granted under the Plan. In addition, beginning on June 30, 2022 and ending on (and including) June 20, 2031 (an “Evergreen Date”), the total authorized shares under the Plan will automatically increase by a number of shares equal to two percent (2%) of the total number of shares of Common Stock outstanding on the June 29th immediately preceding the applicable Evergreen Date. Notwithstanding the foregoing, the Board may act prior to the Evergreen Date of a given year to provide that there will be no automatic increase for such year, or that the increase for such year will be a lesser number of shares.

Options and Stock Appreciation Rights. Options granted under the Plan may be incentive stock options (within the meaning of Section 422 of the Code) or non-statutory stock options. Except in the case of replacement awards, options will have an exercise price per share that is no less than the fair market value (as defined in the Plan) of the Common Stock on the option grant date.

Stock appreciation rights may be granted to participants in tandem with options or on their own. Unless otherwise determined by the Committee at or after the grant date, tandem stock appreciation rights will have substantially similar terms as the options with which they are granted. Generally, each stock appreciation right will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Committee) equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (ii) the numbers of shares of common stock covered by the stock appreciation right.

Except (i) as approved in advance by a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any adjustment event or corporate transaction, the Committee may not reprice any outstanding option or stock appreciation right, or grant any new award, or make any cash payment, in substitution for the cancellation of options or stock appreciation rights previously granted.

Performance Stock, Performance Stock Units, Performance Units. Performance stock is common stock of the Company that is subject to forfeiture until predetermined performance conditions have been achieved. A performance stock unit is a contractual right to receive a stated number of shares of common stock, or if provided by the Committee on or after the grant date, cash equal to the fair market value of such shares of common stock or any combination of shares of common stock and cash having an aggregate fair market value equal to such stated number of shares of common stock, which right is forfeitable until the achievement of predetermined performance conditions. A performance unit is a contractual right to receive a cash-denominated award, payable in cash or shares of common stock or a combination thereof, which right is forfeitable until the achievement of predetermined performance conditions. Performance stock, performance stock units and performance units granted under the Plan will vest based on the achievement of pre-determined performance goals over performance periods determined by the Committee or upon the occurrence of certain events, as determined by the Committee.

Restricted Stock, Restricted Stock Units and Share Awards. Restricted stock is common stock of the Company that is subject to forfeiture until vested. A restricted stock unit is a contractual right to receive a stated number of shares of common stock, or if provided by the Committee on or after the grant date, cash equal to the fair market value of such shares of common stock or any combination of shares of common stock and cash having an aggregate fair market value equal to such stated number of shares of common stock, that is subject to forfeiture until vested. Share awards are awards of unrestricted common stock.

Deferred Stock Units. Each deferred stock unit granted under the Plan represents the contractual right to receive a stated number of shares of common stock or, if provided by the Committee on or after the grant date, cash equal to the fair market value of such shares of common stock or any combination of shares of common stock and cash having an aggregate fair market value equal to such stated number of shares of common stock, on a specified future date.

Change in Control. Upon the occurrence of a change in control of the Company (as defined in the Plan), unless outstanding awards are honored, assumed or substituted with alternative awards that provide substantially similar terms, conditions and economic value to the substituted awards, or unless otherwise determined by the Committee at or after the grant date, all awards will immediately become exercisable and any restrictions related to the awards will lapse, provided, that, at the discretion of the Committee, each option, stock appreciation right, restricted stock unit and/or deferred stock unit may be canceled in exchange for an amount of cash calculated pursuant to the Plan. Notwithstanding the foregoing, the Committee may, in its discretion, instead terminate any outstanding options or stock appreciation rights if either the Company provides holders of such options and stock appreciation rights with reasonable advance notice to exercise their outstanding and unexercised options and stock appreciation rights, or the Committee reasonably determines that the change in control price (as defined in the Plan) is equal to or less than the exercise price for such options or stock appreciation rights.

Forfeiture. Unless otherwise determined by the Committee, participants will be subject to confidentiality, non-competition and non-solicitation covenants during the period commencing with a participant’s employment and continuing until the one year period following the later of the participant’s termination of employment and the expiration of any post-termination exercise period. If the participant violates any of these covenants during the protected period, any unexercised options, stock appreciation rights, outstanding performance stock, performance stock units, performance units, restricted stock or restricted stock units will be forfeited as of the date the violation occurred. The participant must also pay to the Company any financial gain on options or stock appreciation rights exercised or performance stock, performance stock units, performance units, restricted stock or restricted stock units vesting, or share awards granted, in the twelve month period prior to the violation.

Financial Restatements; Clawback. In addition, an award may also require that a participant forfeit or repay any or all of an award under the Plan during the three year period prior to a financial restatement. In addition, all awards granted under the Plan are subject to the Company’s compensation recovery policy.

Amendment and Termination. The Plan shall continue until the tenth (10th) anniversary of the date on which it is adopted by the Board (or if applicable, the tenth (10th) anniversary of the date of the latest stockholder approval of the Plan, including any approval to increase the share award capacity hereunder). The Board or the Committee may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan, subject to stockholder approval as provided in the Plan under certain circumstances. No amendment, modification or termination of the Plan shall adversely affect any award previously granted under the Plan without the consent of the participant. Notwithstanding the foregoing, the Board or Committee may take such actions as it deems appropriate to ensure that the Plan and any awards may comply with any tax, securities or other applicable law.

Nontransferability of Awards. No award shall be assignable or transferable except by will or the laws of descent and distribution; provided, that the Committee or the Board may, except as otherwise provided in the Plan, permit a participant to transfer an award for no consideration to a permitted transferee (as defined in the Plan). The rights of a permitted transferee shall be limited to the rights conveyed to such permitted transferee, who shall be subject to and bound by the terms of the agreement or agreements between the participant and the Company.

The foregoing summary of the 2021 Omnibus Incentive Plan is qualified in its entirety by the full text of such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K. The forms of award agreements approved by the Board for use under the Plan are also attached as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K.

Equity Grants to Named Executive Officers

On November 2, 2021, the Board also approved the grant of non-statutory stock options (the “Options”) and restricted stock unit awards (the “RSUs”) to the following named executive officers, as contemplated by the Plan of Reorganization, covering the number of shares of Common Stock as set forth in the table below:

Name	RSUs	Options
Paul Stone	100,000	300,000
Kenny Cheung	60,000	180,000
Angela Brav	40,000	120,000
M. David Galainena	40,000	120,000

The Options and RSUs are subject to the terms of the Plan and the applicable form of award agreement. The Options and RSUs will vest annually in approximately equal increments over a three-year period commencing November 2, 2021. In addition, if the named executive officer’s employment is terminated by the Company or a subsidiary without cause, or his or her employment is terminated due to death or disability, then a number of shares subject to the award shall vest immediately upon such termination equal to the number of shares that would have vested on the next following vesting date (assuming the named executive officer’s employment had continued through such vesting date).

The Options were granted effective as of the date that the Common Stock is first traded on the Nasdaq Global Select Market, and will have an exercise price equal to the closing trading price on such market on the grant date. The RSUs were granted effective as of the date that the Company files a registration statement on Form S-8 to register the shares of Common Stock initially subject to the Plan.

ITEM 9.01. EXHIBITS.

(d)        Exhibits

Exhibit Number	Title

10.1	Hertz Global Holdings, Inc. 2021 Omnibus Incentive Plan
10.2	Form of Employee Stock Option Agreement under the 2021 Omnibus Incentive Plan
10.3	Form of Employee Restricted Stock Unit Agreement under the 2021 Omnibus Incentive Plan
10.4	Form of Non-Employee Director Restricted Stock Unit Agreement under the 2021 Omnibus Incentive Plan
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(each, a Registrant)

	By:	/s/ M. David Galainena
	Name:	M. David Galainena
	Title:	Executive Vice President, General Counsel and Secretary
Date: November 2, 2021